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                                                                      EXHIBIT 11

                           FIRST BELL BANCORP, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)
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                                                THREE MONTHS   SIX MONTHS
                                                   ENDED         ENDED
                                                  6/30/96       6/30/96
                                                  -------       -------
Net income applicable to common stock.........   $  2,295       $  4,406
                                                 ========       ========
EARNINGS PER SHARE
Average number of common stock outstanding....      8,166          8,292
LESS:  Weighted average unearned ESOP shares..        655            658
                                                 --------       --------
                                                    7,511          7,633
                                                 ========       ========
Earnings per share............................   $   0.31       $   0.58
                                                 ========       ========

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